Exhibit 10.11.2

                            THIRD AMENDMENT TO LEASE
                            ------------------------


1.    PARTIES
      -------

      1.1 THIS AGREEMENT made the 20th day of December, 2002 is between 300 TICE REALTY ASSOCIATES L.L.C. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and PAR PHARMACEUTICAL, INC. ("Lessee"), whose address is 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675.

2.    STATEMENT OF FACTS
      ------------------

      2.1 Lessor and Lessee previously entered into a Lease dated May 24, 2002, as amended by First Amendment to Lease dated August 5, 2002 and Second Amendment to Lease dated (the "Lease") covering approximately 10,420 gross rentable square feet on the second (2nd) floor, (hereinafter referred to as the "Existing Premises"), approximately 25,656 gross rentable square feet on the third (3rd) floor (hereinafter referred to as the "First Expansion Premises") and two (2) storage units in the garage, consisting of Unit A of approximately 350 gross rentable square feet and Unit B of approximately 308 gross rentable square feet (the "Storage Space") in the building located at 300 Tice Boulevard, Woodcliff Lake, New Jersey ("Building"); and

      2.2 The Term of the Lease currently expires on the last day of the month during which the eight (8) year anniversary of the Effective Date of the First Expansion Premises as defined in the Second Amendment to Lease occurs, which Effective Date has not yet been established ("Expiration Date"); and

      2.3 Lessee desires to expand the Premises by leasing approximately 4,733 gross rentable square feet on the second (2nd) floor of the Building ("Second Expansion Premises"), as shown on Exhibit A attached hereto and made a part hereof; and

      2.4 The parties desire to amend certain terms of the Lease as set forth below.

3.    AGREEMENT
      ---------

            NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, Lessor and Lessee agree as follows:

      3.1   The above recitals are incorporated herein by reference.

      3.2 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

      3.3 The Term applicable to the Second Expansion Premises shall commence on the Effective Date (as defined below) and shall terminate at 11:59 p.m. on the last day of the month during which the eight (8) year anniversary of the Effective Date of the First Expansion Premises occurs.

      3.4 The effective date applicable to the Second Expansion Premises shall be the date Lessor delivers the Second Expansion Premises to Lessee free and clear of all tenancies, rights of third parties and occupancies, but in no event earlier then January 6, 2003 (such date, the "Effective Date").

      3.5 Lessor hereby leases to Lessee and Lessee hereby hires from Lessor the Second Expansion Premises in its "AS-IS" condition, under the terms and conditions set forth herein. Lessor shall have no obligation to perform any improvement work in the Second Expansion Premises. Lessor shall provide an allowance towards such improvements work to be performed by Lessee of up to NINETY FOUR THOUSAND SIX HUNDRED SIXTY SIX AND 00/100 dollars ($94,660.00) ("Lessor's Construction Allowance").

      3.6   From and after the Effective Date, the following shall be effective:


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

            a. Lessor shall lease to Lessee and Lessee shall hire from Lessor the Second Expansion Premises as shown on Exhibit A attached hereto.

            b. The Premises shall be defined as approximately 41,467 gross rentable square feet consisting of approximately 10,420 gross rentable square feet and approximately 4,733 gross rentable square feet on the second (2nd) floor, approximately 25,656 gross rentable square feet on the third (3rd) floor of the Building and approximately 658 gross rentable square feet of Storage Space in the garage and Paragraph 7 of the Preamble to the Lease shall be deemed amended accordingly.

c. In addition to the Fixed Basic Rent payable applicable to the Existing Premises, First Expansion Premises and Storage Space, Lessee shall pay Lessor Fixed Basic Rent applicable to the Second Expansion Premises which shall accrue as follows and Paragraph 10 of the Preamble to the Lease shall be deemed amended accordingly:

                  Fixed Basic Rent for the Second Expansion Premises:

                  (i) Commencing on the seventy-sixth (76th) day following the Effective Date through and including the last day of the month in which the five (5) year anniversary of the Effective Date occurs, the Fixed Rent for the Second Expansion Premises only shall be ONE HUNDRED THIRTY THOUSAND ONE HUNDRED FIFTY SEVEN AND 50/100 DOLLARS ($130,157.50) per annum, payable in advance in equal monthly installments of TEN THOUSAND EIGHT HUNDRED FORTY SIX AND 46/100 DOLLARS ($10,846.46) each;

                  (ii) For the balance of the Term through and including the Expiration Date, the Fixed Rent for the Second Expansion Premises only shall be ONE HUNDRED THIRTY FOUR THOUSAND EIGHT HUNDRED NINETY AND 50/100 DOLLARS ($134,890.50) per annum, payable in advance in equal monthly installments of ELEVEN THOUSAND TWO HUNDRED FORTY AND 88/100 DOLLARS ($11,240.88) each.

            d.    Lessee's   Percentage   applicable  to  the  Second  Expansion
                  Premises shall be 2.06 %.

            e. Lessee shall pay Lessor, as Additional Rent, Lessee's Percentage applicable to the Second Expansion Premises of the increased cost to Lessor for each of the categories set forth in Article 23 ADDITIONAL RENT over the Base Period Costs set forth below.

            f. Base Period Costs applicable to the Second Expansion Premises shall be as follows and Paragraph 2 of the Preamble to the Lease shall be deemed amended accordingly:

                  (A) Base Operating Costs: Those costs incurred for the Building and Office Building Area during the Calendar Year 2003.

                  (B)   Base Real Estate Taxes: Those Real Estate Taxes incurred
                        for  the  Building  and  Office   Building  Area  during
                        Calendar Year 2003.

                  (C)   Insurance Cost Expense Stop: $32,630.00.

                  (D)   Utility and Energy Costs Expense Stop: $230,000.00.

            g. Lessee shall pay Lessor the cost of electricity consumed within the Second Expansion Premises in accordance with
                  Article 22 of the Lease BUILDING STANDARD OFFICE ELECTRICAL SERVICE.

            h. The number of parking spaces as set forth in Paragraph 14 of the Preamble to Lease shall be increased to a total of one hundred sixty four (164) spaces as follows:

                  Assigned: thirty eight  (38) spaces located in the garage

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

                  Unassigned: one hundred twenty six (126) spaces in the outdoor parking lot

      3.7 The Option to Extend as set forth in Article 55 of the Lease shall continue in full force and effect and shall be applicable to both the Existing Premises, First Expansion Premises, Storage Space and the Second Expansion Premises.

      3.8 No later than thirty (30) days after the determination of the Effective Date, the parties shall agree to memorialize the Effective Date in writing.

      3.9 Lessee and Lessor each represents and warrants to the other that no broker brought about this transaction except Strategic Alliance Partners, LLC, and each party agrees to indemnify, defend and hold the other harmless from any and all claims of any broker claiming to have dealt with such party arising out of or in connection with negotiations of, or entering into of, this Agreement.

      3.10 Lessee hereby represents to Lessor that (i) there exists no default under the Lease either by Lessor or Lessee; (ii) Lessee is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Lessee's obligation under the Lease.

      3.11 Except as expressly amended herein, the Lease as amended herein, shall remain in full force and effect as if the same had been set forth in full herein, and Lessor and Lessee hereby ratify and confirm all of the terms and conditions thereof.

      3.12  This agreement shall be binding upon and inure to the benefit of the
            parties   hereto  and  their   respective   legal   representatives,
            successors and permitted assigns.

      3.13 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

      IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR:                                    LESSEE:

300 TICE REALTY ASSOCIATES L.L.C.          PAR PHARMACEUTICAL, INC.

By:   Mack-Cali Realty, L.P.
      Member

By:   Mack-Cali Realty Corporation,
      General Partner



By:   /s/ Michael A. Grossman              By:  Dennis O'Connor
      -----------------------                   ----------------
      Michael A. Grossman                       Name:  Dennis O'Connor
      Executive Vice President                  Title: VP-CFO





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


                                    EXHIBIT B
                                    ---------


                          LESSEE'S WORK AND ALTERATIONS


Lessee may make the alterations required for Lessee's use of the Second Expansion Premises (hereinafter the "Work") after the Effective Date subject to the following:

      a. Lessee, at its sole cost and expense, shall prepare and submit to Lessor, for Lessor's and governmental approval, the following descriptive information, detailed architectural and engineering drawings and specifications (hereinafter the "Plans") for the Work. The Plans shall be as complete and finished as required to completely describe the Work and shall include, but not be limited to, the following:

            i. Demolition Plans depicting all existing conditions to be removed, abandoned or cut patched.

            ii. Architectural floor plans depicting partition locations and types; door location, size, and hardware types.

            iii.  Structural  plans,  if  required,   depicting  new  structural
                  components and their connections to existing elements.

            iv. Electrical plans depicting all new and existing electrical wiring, devices, fixtures and equipment.

            v. Mechanical plans depicting all new plumbing, piping, heating, ventilating, air conditioning equipment, and duct work and its connections to existing elements.

            vi. Life Safety System plans depicting all new or altered alarm system fixtures, devices, detectors and wiring within the Second Expansion Premises and their connection to existing systems.

            vii. Coordinated reflected ceiling plan showing ceiling systems and materials and all of the above items and their proximity to one another.

            viii. Finish  plans  showing  locations  and  types of all  interior finishes with a schedule of all proposed materials and manufacturers.

            The Plans shall provide for all systems and construction components complying with the requirements of all governmental authorities and insurance bodies having jurisdiction over the Building.

      b. The Plans for the Work are subject to Lessor's prior written approval which shall not be unreasonably withheld, provided, however, that Lessor may in any event disapprove the Plans if they are incomplete, inadequate or inconsistent with the terms of the Lease or with the quality and architecture of the Building. Lessor agrees to approve or disapprove the Plans within three (3) business days of receipt of same (the "Lessor's Approval Period"). If Lessor disapproves the Plans or any portion thereof, Lessor shall promptly notify Lessee thereof and of the revisions which Lessor reasonably requires in order to obtain Lessor's approval Lessee shall, at its sole cost and expense, submit the Plans, in such form as may be necessary, with the appropriate governmental agencies for obtaining required permits and certificates. Any changes required by any governmental agency affecting the Work or the Plans shall be complied with by Lessee in completing said Work at Lessee's sole cost and expense. Lessee shall submit completed Plans to Lessor simultaneously with Lessee's submission of said plans to the local building department.

2. Lessor shall permit Lessee to solicit competitive pricing and select its own general and/or individual subcontractors to perform the Work in its sole cost subject to the following:

      a. All general contractors shall be subject to Lessor's prior written approval, which shall not be unreasonably withheld.

                               Exhibit B - Page 1

      b. Lessor's general contractor shall be requested, but not required, to submit a price for the Work.

      c. Lessee shall instruct all approved general contractors to exclusively use Lessor's Base Building Sub-Contractors for heating, ventilation, air conditioning, electrical, fire suppression and life safety systems (hereinafter "Building Systems"). Other subcontractors may be used only when specifically approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed.

      d. The Base Building Sub-Contractors and their respective trades are set forth in Paragraph 6 below.

      e. Lessee notifies Lessor in writing of Lessee's selection of general and subcontractors.

      f. All costs associated with the biding process soliciting competitive pricing will be at the sole cost and expense of the Lessee.

3. If Lessee accepts the pricing of Lessor's general contractor and elects to use Lessor's general contractor to perform the Work, (i) Lessee and Lessor's general contractor will enter into a separate agreement, substantially similar to AIA Document A101, and Lessor's general contractor shall become Lessee's agent and (ii) Lessor shall waive all supervisory fees. Lessor hereby agrees that change orders shall be on the basis of cost plus seven percent (7%) for supervision services plus seven percent (7%) for overhead.

4. If Lessee does not accept the pricing of Lessor's general contractor and subject to this Paragraph 4, elects to engage another general contractor, or individual sub-contractors, Lessee shall, at its sole cost and expense, complete the Work. Lessee shall complete such Work through its own contractors in accordance with the following terms and conditions:

      a. Lessee's workmen and mechanics shall work in harmony and not interfere with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or their mechanic or contractors, if any. If at any time Lessee and/or its contractors cause disharmony or interference with the operation of the Building, Lessor shall give forty-eight (48) hours written notice to Lessee and within twenty-four (24) hours Lessee shall resolve any dispute so that the tenor of the construction process and the operation of the Building is returned to that which existed prior to Lessor's notice. Such entry by Lessee's contractors shall be deemed controlled by all of the terms, covenants, provisions and conditions of the Lease.

      b. Prior to the commencement of the Work, Lessee shall provide Lessor with evidence of Lessee's contractors and sub-contractors carrying such worker's compensation, general liability, personal and property insurance required by law and in amounts no less than the amounts set forth in Paragraph 8 herein. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any portion of the Work, Lessee's decorations, or installments so made, the same being solely at Lessee's risk.

      c. In the event Lessor approves the use of subcontractors other than Lessor's Base Building sub-contractors, all proposed Building System work, including the preparation of the plans and specifications identified herein, shall be approved by Lessor's engineers (the "Engineering Review"), and any cost thereof shall be Lessee's responsibility.

      d. Lessor shall afford Lessee and its contractors the opportunity to use the Building facilities at reasonable cost in order to enable Lessee and its contractors to perform the Work, provided however, that Lessee and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of such work. Lessee shall give Lessor adequate prior notice with regard to the scheduling and transportation of materials in and out of the Building. Lessor shall furnish, at Lessor's expense, water, electricity, heat and ventilation during the performance of the Work during regular construction trade hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, exclusive of trade holidays. Scavenger service shall be provided by Lessor at Lessee's expense.

                               Exhibit B - Page 2

      e. All plans, changes to the plans and work installed by Lessee and its sub-contractors shall require inspections to be made by Lessor's Base Building Sub-Contractors at Lessee's or Lessee's contractors expense (the "Inspection Fees"). The Base Building Sub-Contractors shall supply Lessor with certification that work so preformed has been completed in accordance with the Plans which have been previously approved by Lessor. If a Base Building Sub-Contractor is selected and actually installs the work, the Inspection Fees described in this paragraph with respect to such work shall not be required.

      f. Lessee shall be responsible for all cleaning and removal of debris necessitated by the performance of the Work. If Lessee fails to provide such cleaning and removal, the same may be performed by Lessor on Lessee's behalf and Lessee will pay Lessor an amount equal to the contractor's charge therefore, plus twenty percent (20%) thereof.

      g. Neither the outside appearance nor the strength of the Building or of any of its structural parts shall be affected by the Work.

      h. The proper functioning of any of the Building Systems shall not be adversely affected or the usage of such systems by Lessee shall not be materially increased above the projected usage of such systems indicated by the current plans and specifications of the Building.

      i. Lessee and its general and sub-contractors shall be bound by and observe all of the conditions and covenants contained in the Lease and this Exhibit A.

      j. Lessor shall designate a "Project Manager" as its representative in the Building who shall be responsible for coordination and supervision of the Work as it pertains to the daily operation of the Building. The Project Manager and his subordinates shall be granted access to the Second Expansion Premises at all times during the construction period. Lessee shall pay to Lessor, with the ten (10) business days of billing, all reasonable costs applicable to Lessor's supervisory and coordination work during the construction period.

      k. Lessee agrees to pay Lessor five percent (5%) of the contract awarded to Lessee's general contractor and/or any subcontractors to reimburse Lessor for coordination, supervision, and utility costs.

5. Any part of the Work within the Second Expansion Premises shall become the property of the Lessor upon installation. Furthermore, with respect to any material and installation which is part of the Work, Lessee shall not be entitled to remove, pledge or sell same unless otherwise agreed to in writing by Lessor and Lessee. No refund, credit, or removal of said items shall be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (Example: shelving, furniture, trade fixtures).

6. Lessor shall provide a cash contribution of to NINETY FOUR THOUSAND SIX HUNDRED SIXTY SIX AND 00/100 DOLLARS ($94,660.00) ("Lessor's Construction Allowance") for payment of the costs associated with the completion of The Work. Lessor's Construction Allowance shall be payable within fifteen (15) days of Lessor's receipt of the following:

      a. Copy of the Certificate of Occupancy (temporary and permanent) issued by the local construction official;

      b. AIA Document G704, Certificate of substantial completion issued and signed by Lessee's Architect;

      c. Release of Lien statements from the general and all sub-contractors associated with the Work; and

      d. Lessee shall provide Lessor a set of reproducible drawings of the Plans and a "CAD" file (in .DWG or .DXF format) of the "As-Built" Plans.

                               Exhibit B - Page 3

7.    The Base Building Sub-Contractors are:

            FIRE SPRINKLER CONTRACTOR
            "To be provided by Lessor upon request from Lessee."

            ELECTRICAL CONTRACTOR
            "To be provided by Lessor upon request from Lessee."

            PLUMBING CONTRACTOR
            "To be provided by Lessor upon request from Lessee."

            HVAC CONTRACTOR
            "To be provided by Lessor upon request from Lessee."

8.    Lessee's Contractor's Insurance:

      a. The Lessee shall require any and all contractors of the Lessee performing work on or about the Second Expansion Premises to obtain and/or maintain specific insurance coverage for events which could occur while operations are being performed and which could occur after the completion of the work. The insurance coverage of the contractor shall be at least equal to the coverage required by Article 30 of the Lease and the contractor shall name Lessor and, if requested, Mortgagee as additional insureds on all policies of liability insurance.

      b. The contractor shall purchase and maintain such insurance as will protect itself and Lessor and Lessee from claims set forth below which may arise out of or result from its operations under the contract and after contract completion with Lessee, whether such operations are performed by the contractor or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. The insurance coverage shall include but not be limited to protection for:

            i. Claims under Workers or Workmens Compensation, Disability Benefits, and other Employee Benefit Acts;

            ii. Claims for damages because of bodily injury, occupational sickness, disease or death of its employees;

            iii.  Claims  for  damages  because  of  bodily  injury,   sickness,
                  disease, or death of any person other than its employees;

            iv. Claims for damages insured by the usual personal injury liability coverages which are sustained by (i) any person as a result of an offense directly or indirectly related to the employment of such person by the contractor, or (ii) by any other person;

            v. Claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

            vi. Claims for damages because of bodily injury or death of any person and/or property damage arising out of the ownership, maintenance, or use of any motor vehicle; and

            vii. Claims which include the foregoing, but not limited thereto, which may occur while operations are being performed and claims which may occur after operations are completed.

            c.    Lessee   shall  secure   evidence  of  Lessee's   contractor's
                  insurance coverage adequate to protect Lessor and Lessee.

      d. The contract between the Lessee and its contractor shall require that the Lessee's contractor hold the Lessor harmless in a form and manner equal to the indemnity agreement in Article 12, "Indemnification" of the Lease agreement.

                               Exhibit B - Page 4

      e. Lessee shall cause to be executed a waiver of all rights their contractors have or may have against Lessor and any Mortgagee involved in the Second Expansion Premises in any way, for damages caused by fire or other perils so insured.

      f. If request by Lessor, Lessee shall obtain and furnish surety in a form satisfactory to Lessor, covering the faithful performance of the work and the payment of all obligations arising thereunder.

                                      -END-






                               Exhibit B - Page 5